The [stag]
                                            H    a    r    t    f    o    r    d
                                            ------------------------------------
                                            FIDELITY & BONDING



April 9, 2002



Securities and Exchange Commission
Washington, DC 20549

TO WHOM IT MAY CONCERN:

This letter will confirm that Hartford Fire Insurance Company has met the requirements of Proviso (1) under Rule 27d-2 of the Investment Company Act of 1940 on a monthly basis throughout our fiscal year in connection with the undertaking executed on behalf of Pioneer Investment Management, Inc.

Very truly yours,

Hartford Fire Insurance Company



/s/ Roger G. Regnier
Roger G. Regnier
Attorney-In-Fact

RR/mas
[seal]






                                         The Hartford Fidelity & Bonding Company
                                         Hartford Regional Office
                                         55 Farmington Avenue
                                         Hartford, CT 06105
                                         Telephone 860 520 1600
                                         Toll Free 1 800 243 6185

                                         An MMC Company
                                         Mailing Address: P.O. Box 2908
                                         Hartford, CT 06104

c:\april\4_9securities.doc

                            A Company of The Hartford

                         HARTFORD FIRE INSURANCE COMPANY

                              HARTFORD, CONNECTICUT
                        --------------------------------
                                POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, That HARTFORID FIRE INSURANCE COMPANY, a corporation duly organized under the laws of the State of Connecticut, and having its principal office in the City of Hartford, County of Hartford, State of Connecticut, does hereby make, constitute and appoint

     ROGER G. REGNIER, PATRICIA A. HOPGOOD, CHRISTINE HESSION, JOHN LARUSSO
                                       OF
                                   BOSTON, MA

its true and lawful Attorney(s)-in-Fact, with full power and authority to each of said Attorney(s)-in-Fact, in their separate capacity if more than one is named above, to sign, execute and acknowledge any and all bonds and undertakings and other writings obligatory in the nature thereof on behalf of the Company in its business of guaranteeing the fidelity of persons holding places of public or private trust; guaranteeing the performance of contracts other than insurance policies; guaranteeing the performance of insurance contracts where surety bonds are accepted by states and municipalities, and executing or guaranteeing bonds and undertakings required or permitted in all actions or proceedings or by law allowed, and to bind HARTFORD FIRE INSURANCE COMPANY thereby as fully and to the same extent as if such bonds and undertakings and other writings obligatory in the nature thereof were signed by an Executive Officer of HARTFORD FIRE INSURANCE COMPANY and sealed and attested by one other of such Officers, and hereby ratifies and confirms all that its said Attorney(s)-in-Fact may do in pursuance hereof.

This Power of Attorney is granted under and by authority of the By-Laws of HARTFORD FIRE INSURANCE COMPANY, ("the Company") as amended by the Board of Directors at a meeting duly called and held on May 13th, 1999, as follows:

                                   ARTICLE IV

         SECTION 7. The President or any Vice President or Assistant Vice President, acting with any Secretary or Assistant Secretary shall have power and authority to sign and execute and attach the seal of the Company to bonds and undertakings, recognizances, contracts of indemnity and other writings obligatory in the nature thereof, and such instruments so signed and executed, with or without the common seal, shall be valid and binding upon the Company.

         SECTION 8. The President or any Vice President or any Assistant Vice President acting with any Secretary or Assistant Secretary, shall have power and authority to appoint, for purposes only of executing and attesting bonds and undertakings and other writings obligatory in the nature thereof, one or more resident Vice Presidents, resident Assistant Secretaries and Attorneys-in-Fact and at any time to remove any such resident Vice President, resident Assistant Secretary, or Attorney-in-Fact, and revoke the power and authority given to him.

         Resolved, that the signatures of such Officers and the seal of the Company may be affixed to any such power of attorney or to any certificate relating thereto by facsimile, and any such power of attorney or certificate bearing such facsimile signatures or facsimile seal shall be valid and binding upon the Company and any such power so executed and certified by facsimile signatures and facsimile seal shall be valid and binding upon the Company in the future with respect to any bond or undertaking to which it is attached.

         IN WITNESS WHEREOF, HARTFORD FIRE INSURANCE COMPANY has caused these presents to be signed by its Assistant Vice President, and its corporate seal to be hereto affixed, duly attested by its Assistant Secretary, this 14th day of May, 1999.

ATTEST:                                          HARTFORD FIRE INSURANCE COMPANY

                                 [Hartford seal]



/s/ Paul A. Bergenholtz                      /s/ Robert L. Post
Paul A. Bergenholtz, Assistant Secretary     Robert L. Post, Assistant
                                             Vice President

STATE OF CONNECTICUT       )
                           ) ss. Hartford
COUNTY OF HARTFORD         )

On this 14th day of May, A.D. 1999, before me personally came Robert L. Post, to me known, who being by me duly sworn, did depose and say: that he resides in the County of Hartford, State of Connecticut; that he is the Assistant Vice President of HARTFORD FIRE INSURANCE COMPANY, the corporation described in and which executed the above instrument; that he knows the seal of the said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation and that he signed his name thereto by like order.

[notarial seal]
                                   CERTIFICATE

                                             /s/ Jean H. Wozniak
                                             Jean H. Wozniak
                                             Notary Public
                                             My Commission Expires June 30, 2004

I, the undersigned, Assistant Vice President of HARTFORD FIRE INSURANCE COMPANY, a Connecticut Corporation, DO HEREBY CERTIFY that the foregoing and attached POWER OF ATTORNEY remains in full force and has not been revoked; and furthermore, that Article IV, Sections 7 and 8 of the By-Laws of HARTFORD FIRE INSURANCE COMPANY, set forth in the Power of Attorney, are now in force.

Signed and sealed at the City of Hartford.       Dated the 9th day of April 2002

                                 [Hartford seal]


                                                 /s/ J. Dennis Lane
                                                 J. Dennis Lane, Assistant\
                                                 Vice President

FORM S4054-2 Printed in U.S.A.